As filed with the Securities and Exchange Commission on May 6, 2009

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Golfsmith International Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	16-1634897
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11000 N. IH-35 Austin, Texas	78753-3195
(Address of Principal Executive Office)	(Zip Code)

Golfsmith International Holdings, Inc. 2006 Incentive Compensation Plan

(Full title of the plan)

Martin E. Hanaka

Chief Executive Officer, President and Chairman of the Board

11000 N. IH-35

Austin, Texas 78753-3195

(512) 837-8810

(Name, address and telephone number of agent for service)

Copy to:

R. Scott Wood, Esq.

General Counsel

11000 N. IH-35

Austin, Texas 78753-3195

Tel: (512) 821-4140

Fax:  (512) 837-4829

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock $0.001 par value	1,500,000 shares	$1.035(2)	$1,552,500(2)	$86.63

(1)          Pursuant to Rule 416(a) under the Securities Act, there are also registered hereby additional common shares that may be offered to prevent dilution as a result of stock splits, stock dividends, or similar transactions relating to these shares.

(2)          Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act. Calculated on the basis of the average of the high and low price of the common stock on May 1, 2009.

EXPLANATORY NOTE

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective.  This Registration Statement is being filed to register an additional 1,500,000 shares of common stock, par value $0.001 per share (“Common Stock”) available for issuance under the Golfsmith International Holdings, Inc. 2006 Incentive Compensation Plan (the “2006 Plan”).  As a result of an amendment to the 2006 Plan, which was approved by our stockholders on May 5, 2009, the number of shares of Common Stock authorized for issuance under the 2006 Plan was increased from 1,800,000 to 3,300,000.

Pursuant to General Instruction E of Form S-8, this registration statement hereby incorporates by reference the contents of the registration statement on Form S-8 filed by the Registrant on July 7, 2006 with respect to the Registrant’s 2006 Plan (Registration Statement No. 333-135654).

ITEM 8.                             EXHIBITS.

Number	Description

4.1

Second Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.2 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (No. 333-132414) filed on June 1, 2006, and incorporated herein by reference).

4.2	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.1 to the Registrant’s Form 8-K filed on November 2, 2007, and incorporated herein by reference).

4.3	Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-132414) filed on June 1, 2006, and incorporated herein by reference).

4.4*	Amendment to the Golfsmith International Holdings, Inc. 2006 Incentive Compensation Plan.

5.1*	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1*	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in the opinion filed as Exhibit 5.1 to this registration statement).

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on the signature pages of this registration statement).

* Filed herewith.

S I G N A T U R E S

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, duly authorized, in the City of Austin, State of Texas, on the 6th day of May, 2009.

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

By:	/s/ Martin E. Hanaka
Martin E. Hanaka Chief Executive Officer, President and Chairman of the Board

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints each of Martin E. Hanaka, Sue E. Gove and R. Scott Wood, and each of them severally, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place, and stead, in any and all capacities to sign any and all amendments or supplements to this Registration Statement on Form S-8, and to file the same, and with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martin E. Hanaka	Chief Executive Officer, President and	May 6, 2009
Martin E. Hanaka	Chairman of the Board

Executive Vice President,
/s/ Sue E. Gove	Chief Operating Officer and	May 6, 2009
Sue E. Gove	Chief Financial Officer

/s/ Robert E. Allen	Director	May 6, 2009
Robert E. Allen

/s/ Thomas Berglund	Director	May 6, 2009
Thomas Berglund

/s/ Roberto Buaron	Director	May 6, 2009
Roberto Buaron

/s/ Glenda Chamberlain	Director	May 6, 2009
Glenda Chamberlain

/s/ James Grover	Director	May 6, 2009
James Grover

/s/ Thomas G. Hardy	Director	May 6, 2009
Thomas G. Hardy

/s/ Marvin E. Lesser	Director	May 6, 2009
Marvin E. Lesser

/s/ James Long	Director	May 6, 2009
James Long

/s/ Emilio S. Pedroni	Director	May 6, 2009
Emilio S. Pedroni

INDEX TO EXHIBITS

Number	Description

4.1

Second Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.2 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (No. 333-132414) filed on June 1, 2006, and incorporated herein by reference).

4.2	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.1 to the Registrant’s Form 8-K filed on November 2, 2007, and incorporated herein by reference).

4.3	Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-132414) filed on June 1, 2006, and incorporated herein by reference).

4.4*	Amendment to the Golfsmith International Holdings, Inc. 2006 Incentive Compensation Plan.

5.1*	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1*	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in the opinion filed as Exhibit 5.1 to this registration statement).

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on the signature pages of this registration statement).

* Filed herewith.